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Exhibit 21.1

                                             SUBSIDIARIES OF THE REGISTRANT

                                                                                              STATE OF INCORPORATION OR
PARENT                                 SUBSIDIARY                 PERCENTAGE OF OWNERSHIP           ORGANIZATION
------                                 ----------                 -----------------------           ------------

FASTNET Corporation             FASTNET Acquisition, Inc.                  100%                       Delaware
FASTNET Corporation              DASLIC Holding Company                    100%                       Delaware
FASTNET Corporation               FASTNET Merger Corp.                     100%                     Pennsylvania
FASTNET Corporation             FASTNET Acquisition Corp.                  100%                     Pennsylvania
FASTNET Corporation                  SuperNet, Inc.                        100%                      New Jersey
FASTNET Corporation                   Netaxs Corp.                         100%                     Pennsylvania
FASTNET Corporation                  NetReach, Inc.                        100%                     Pennsylvania

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